EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (No. 333-126887) of Lev Pharmaceuticals, Inc. of our report dated March 10, 2006 on our audit of Lev Pharmaceuticals, Inc. and subsidiary’s consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005, December 31, 2004 and for the period from July 21, 2003 (inception) to December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Eisner LLP

New York, New York
July 12, 2006